UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                Date of Earliest Event Reported: October 14, 2009


                           NEWMARKET TECHNOLOGY, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)


             Nevada                     000-27917              65-0729900
------------------------------    ---------------------     -----------------
(State or other jurisdiction        (Commission File        (IRS Employer
of incorporation)                     Number)             Identification Number)


              14860 Montfort Drive, Suite 210, Dallas, Texas 75254
              ----------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)



                                 (972) 386-3372
                                 --------------
               Registrant's telephone number, including area code


                                      N/A
                                    -------
          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

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                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 14, 2009, NewMarket Technology, Inc. (the "Company") entered into a Debt Restructure Agreement ("Debt Restructure") with Green Shield Management Company ("Green Shield"), and Timeless Investments, Ltd.("Timeless").

Timeless currently holds $1.5 million in debt (the "Note Participation") purchased on October 8, 2009 from Valens Offshore SPV II Corp. and Valens Offshore SPV I, Ltd. Timeless assigned $500,000 of the Note Participation to Green Shield on October 9, 2009. The $2.0 million of total debt had a maturity date of November 10, 2010.

Pursuant to the Debt Restructure, Timeless has agreed to convert $1.5 million of the Note Participation into 1,500 shares of the Company's Series J Preferred Stock. In addition, Green Shield has also agreed to convert $500,000 of Note Participation, into 500 shares of the Company's Series J Preferred Stock.

Both Green Shield and Timeless have waived any rights to and forgiven any unpaid interest, fees or penalties that may be due under the Note Participation.


                   SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02  UNREGISTERED SALES OF SECURITIES

Series J Preferred Shares

The Company, on April 22, 2009, authorized and designated a Series J Preferred Stock. The Certification of Designation provides for 5,000 shares of its authorized preferred shares to be designated as Series J Preferred Stock. On October 15, the Company amended the Certificate of Designation to provide for 10,000 shares of authorized Series J Preferred Stock.

The Series J Preferred Stock has a par value of $0.001 and a deemed purchase price of $1,000 per share. The Series J Preferred Stock ranks superior to all other outstanding classes of preferred stock or series of capital stock. The Series J Preferred shares bear a cumulative dividend of 8% per annum payable annually in cash or common stock of the Company, $.001 par value per share ("Common Stock").

On October 15, 2009, the Company authorized the issuance to Timeless of 1,500 shares of the Series J Preferred Stock pursuant to the conversion of $1.5 million of Note Participation and authorized the issuance of 500 shares to Green Shield pursuant to the conversion of $500,000 of Note Participation.

The Series J Preferred Stock is convertible into shares of the Company's Common Stock. The holder of the Series J Preferred Stock has or will have a right to convert into shares of Common Stock. The Series J Preferred Stock converts into Common Stock as follows:

                  $1,000.00 per share of Series J Preferred Stock being converted, plus the dollar amount of all accrued and unpaid dividends thereon, divided by 100% of the volume weighted average of the closing bid prices per share of the Company's Common Stock on the exchange on which the Company's common stock then trades, for the ten (10) trading days prior to the Conversion Date.

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                   SECTION 9 FINANCIAL STATEMENTS AND EXHIBITS


Item 9.01 Financial Statements and Exhibits

(c) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.       Description

10.1              Debt Restructure Agreement, dated October 14, 2009






















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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                       NEWMARKET TECHNOLOGY, INC.



                                       By: /s/ Philip J. Rauch
                                           -------------------------------------
                                           Philip J. Rauch,
                                            Chief Financial Officer


                                       Date: October 16, 2009


























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